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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2005

SPX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-6948 (Commission File Number)	38-1016240 (I.R.S. Employer Identification No.)
13515 Ballantyne Corporate Place Charlotte, North Carolina 28277 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (704) 752-4400

NOT APPLICABLE
(Former name or former address if changed since last)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 5, 2005, the Compensation Committee of the Board of Directors of SPX Corporation (the "Company") adopted a new Annual Bonus Plan for senior executives linking eligibility for bonus compensation to the achievement of certain performance measures (the "Bonus Plan"). The key performance measures are operating profit margin and operating cash flow. Operating profit margin is defined for this purpose as operating income divided by net revenue, with adjustments for certain non-operating gains/losses, such as from pension expense/income, as are approved by the Compensation Committee. Operating cash flow is defined for this purpose as operating cash flow from continuing operations, with adjustments for certain non-operating gains/losses, such as litigation reserves/settlements, as are approved by the Compensation Committee.

The Bonus Plan is not unlimited; rather, the bonus that may be awarded is between 0% and 200% of the senior executive's target bonus (which, for Company officers, is the officer's base salary) depending on how well the Company performs against preset goals for both operating profit margin and operating cash flow.

For the past decade, SPX has used an Economic Value Added (EVA) model to determine incentive compensation. The Company indicated that while it would continue to employ the core concepts of EVA to drive business decisions, EVA would no longer be a factor in determining annual senior executive bonuses.

On May 9, 2005, the Company issued a press release related to the event described above. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

In addition, as part of the transition to a new Bonus Plan, the Compensation Committee decided to convert the EVA bank balances of the senior executives to restricted shares based on the closing price of the Company's common stock on May 5, 2005. The restricted shares were granted on May 6, 2005 pursuant to the SPX Corporation 2002 Stock Compensation Plan. The restricted shares will vest in three equal annual installments on the first, second and third anniversaries of the grant date provided that the senior executive is still employed by the Company on each of the vesting dates and subject to additional terms and conditions of applicable grant agreements. The numbers of restricted shares granted to each officer are as follows: Mr. Kearney, 19,417 shares; Mr. O'Leary, 38,616 shares; Mr. Foreman, 17,238 shares; Mr. Riordan, 15,685 shares; and Mr. Caraviello, 10,221 shares.

On May 5, 2005, the Compensation Committee amended the SPX Corporation Supplemental Retirement Plan for Top Management (the "Top Management Plan") to name Ross Bricker, the Company's Vice President, Secretary and General Counsel, as a participant. Mr. Bricker's participation in the Top Management Plan was effective as of his election as an officer of the Company on April 11, 2005.

A copy of the Top Management Plan, as amended, is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

In connection with the changes discussed in Item 1.01 above, the Company has reached a proposed settlement of a shareholder derivative lawsuit filed in February 2005 against certain current and former officers and directors of SPX containing allegations regarding the Company's prior EVA bonus plan. A full legal notice regarding this lawsuit, the proposed settlement, the settlement hearing and the right of shareholders to appear at the hearing is posted on SPX's website, www.spx.com, under "Newsroom" or "Recent Releases".

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
10.1	SPX Corporation Supplemental Retirement Plan for Top Management, as amended
99.1	Press Release issued May 9, 2005 regarding changes in the compensation plan for senior executives

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION
Date: May 10, 2005	By:	/s/ ROSS B. BRICKER Ross B. Bricker Senior Vice President, Secretary and General Counsel

S-1

EXHIBIT INDEX

Exhibit Number	Description
10.1	SPX Corporation Supplemental Retirement Plan for Top Management, as amended
99.1	Press Release issued May 9, 2005 regarding changes in the compensation plan for senior executives

E-1

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 7.01. Regulation FD Disclosure.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX